EXHIBIT 23.1



                   Consent of Independent Auditors


The Board of Directors
Realty Income Corporation:

     We consent to incorporation by reference in Registration Statement
No. 333-80821 on Form S-3 of Realty Income Corporation and to incorporation by reference in Registration Statement No. 33-95708 on Form S-8 of Realty Income Corporation, of our report dated January 24, 2001, relating to the consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and the related Schedule III, which report appears in the December 31, 2000, annual report on Form 10-K of Realty Income Corporation.



                                       /s/ KPMG LLP
                                       ------------
                                       KPMG LLP

San Diego, California
March 20, 2001




















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